EXHIBIT 12

             GE FINANCIAL ASSURANCE HOLDINGS, INC. AND SUBSIDIARIES

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                        THREE MONTHS ENDED MARCH 27, 1999

                                   (Unaudited)

                                                                             RATIO OF
                                                                           EARNINGS TO
 (Dollar amounts in millions)                                             FIXED CHARGES
                                                                         -----------------
 Earnings before cumulative effect of accounting change                         $  117
 Provision for income taxes                                                         72
                                                                         -----------------

 Earnings before income taxes and cumulative effect of
   accounting change                                                               189
                                                                         -----------------

 Fixed charges:
   Interest                                                                         23
   One-third of rentals                                                              5
                                                                         -----------------

 Total fixed charges                                                                28
                                                                         -----------------


 Less interest capitalized, net of amortization
                                                                                   ---
                                                                         -----------------
 Earnings  before  income taxes and  cumulative effect
   of accounting change, plus fixed charges                                       $217
                                                                        =================



 Ratio of earnings to fixed charges                                                7.8
                                                                         =================


For purposes of computing the ratios, fixed charges consist of interest on all indebtedness and one-third of rentals, which management believes is a reasonable approximation of the interest factor of such rentals.

                           PART II--OTHER INFORMATION

ITEM 6. EXHIBITS AND REPORTS ON FORM 8-K.

    a.  EXHIBITS.

        Exhibit 12.   Computation of ratio of earnings to fixed charges.

        Exhibit 27.   Financial Data Schedule (filed electronically only).


    b.  REPORTS ON FORM 8-K.

        None.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                          GE FINANCIAL ASSURANCE HOLDINGS, INC.
                                         (Registrant)

Date:  May 11, 1999       By:                /s/ Thomas W. Casey
                              --------------------------------------------------
                                              Thomas W. Casey,
                              Senior Vice President and Chief Financial Officer
                                        (Principal Financial Officer)


Date:  May 11, 1999       By:               /s/ Stephen N. DeVos
                              --------------------------------------------------
                                              Stephen N. DeVos,
                                        Vice President and Controller
                                       (Principal Accounting Officer)

                          GE FINANCIAL ASSURANCE HOLDINGS, INC. AND SUBSIDIARIES

                                INDEX TO EXHIBITS


    EXHIBIT NO.                                                        PAGE
--------------------                                           ----------------




       12      Computation of ratio of earnings to fixed charges        8

       27      Financial Data Schedule (filed electronically only)



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